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                         DREYER'S GRAND ICE CREAM, INC.

                $15,000,000 7.68% Series A Senior Notes Due 2002
                $15,000,000 8.06% Series B Senior Notes Due 2006
                $20,000,000 8.34% Series C Senior Notes Due 2008




                             NOTE PURCHASE AGREEMENT



                               Dated June 6, 1996

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- --------------------------------------------------------------------------------

                                TABLE OF CONTENTS

Section                                                                                                Page
- -------                                                                                                ----

1.       AUTHORIZATION OF NOTES........................................................................  1

2.       SALE AND PURCHASE OF NOTES....................................................................  1

3.       CLOSING.......................................................................................  2

4.       CONDITIONS TO CLOSING.........................................................................  2
         4.1.     Representations and Warranties.......................................................  2
         4.2.     Performance; No Default..............................................................  2
         4.3.     Compliance Certificates..............................................................  3
         4.4.     Opinions of Counsel..................................................................  3
         4.5.     Purchase Permitted By Applicable Law, etc............................................  3
         4.6.     Sale of Other Notes..................................................................  3
         4.7.     Payment of Special Counsel Fees......................................................  3
         4.8.     Private Placement Number.............................................................  4
         4.9.     Changes in Corporate Structure.......................................................  4
         4.10.    Proceedings and Documents............................................................  4

5.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY.................................................  4
         5.1.     Organization; Power and Authority....................................................  4
         5.2.     Authorization, etc...................................................................  4
         5.3.     Disclosure...........................................................................  5
         5.4.     Organization and Ownership of Shares of Subsidiaries; Affiliates.....................  5
         5.5.     Financial Statements.................................................................  6
         5.6.     Compliance with Laws, Other Instruments, etc.........................................  6
         5.7.     Governmental Authorizations, etc.....................................................  6
         5.8.     Litigation; Observance of Agreements, Statutes and Orders............................  7
         5.9.     Taxes................................................................................  7
         5.10.    Title to Property; Leases............................................................  7

Section                                                                                                Page
- -------                                                                                                ----

         5.11.    Licenses, Permits, etc...............................................................  8
         5.12.    Compliance with ERISA................................................................  8
         5.13.    Private Offering by the Company......................................................  9
         5.14.    Use of Proceeds; Margin Regulations..................................................  9
         5.15.    Existing Debt; Future Liens.......................................................... 10
         5.16.    Foreign Assets Control Regulations, etc.............................................. 10
         5.17.    Status under Certain Statutes........................................................ 10
         5.18.    Environmental Matters................................................................ 10

6.       REPRESENTATIONS OF THE PURCHASER.............................................................. 11
         6.1.     Purchase for Investment.............................................................. 11
         6.2.     Source of Funds...................................................................... 11

7.       INFORMATION AS TO COMPANY..................................................................... 13
         7.1.     Financial and Business Information................................................... 13
         7.2.     Officer's Certificate................................................................ 16
         7.3.     Inspection........................................................................... 16

8.       PREPAYMENT OF THE NOTES....................................................................... 17
         8.1.     Required Prepayments................................................................. 17
         8.2.     Optional Prepayments with Make-Whole Amount.......................................... 18
         8.3.     Allocation of Partial Prepayments.................................................... 18
         8.4.     Maturity; Surrender, etc............................................................. 18
         8.5.     Purchase of Notes.................................................................... 19
         8.6.     Make-Whole Amount.................................................................... 19

9.       AFFIRMATIVE COVENANTS......................................................................... 20
         9.1.     Compliance with Law.................................................................. 20
         9.2.     Insurance............................................................................ 21
         9.3.     Maintenance of Properties............................................................ 21
         9.4.     Payment of Taxes and Claims.......................................................... 21
         9.5.     Corporate Existence, etc............................................................. 21

10.      NEGATIVE COVENANTS............................................................................ 22

Section                                                                                                Page
- -------                                                                                                ----

         10.1.    Transactions with Affiliates......................................................... 22
         10.2.    Merger, Consolidation, etc........................................................... 22
         10.3.    Liens................................................................................ 23
         10.4.    Limitation on Restricted Subsidiary Debt and Secured Debt............................ 25
         10.5.    Financial Covenants.................................................................. 25
         10.6.    Limitation on Change in Business..................................................... 26
         10.7.    Sale of Assets, Etc.................................................................. 26
         10.8.    Redemption of Preferred Stock........................................................ 29

11.      EVENTS OF DEFAULT............................................................................. 29

12.      REMEDIES ON DEFAULT, ETC...................................................................... 31
         12.1.    Acceleration......................................................................... 31
         12.2.    Other Remedies....................................................................... 32
         12.3.    Rescission........................................................................... 32
         12.4.    No Waivers or Election of Remedies, Expenses, etc.................................... 32

13.      REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES................................................. 33
         13.1.    Registration of Notes................................................................ 33
         13.2.    Transfer and Exchange of Notes....................................................... 33
         13.3.    Replacement of Notes................................................................. 33

14.      PAYMENTS ON NOTES............................................................................. 34
         14.1.    Place of Payment..................................................................... 34
         14.2.    Home Office Payment.................................................................. 34

15.      EXPENSES, ETC................................................................................. 35
         15.1.    Transaction Expenses................................................................. 35
         15.2.    Survival............................................................................. 35

16.      SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE
         AGREEMENT..................................................................................... 35

17.      AMENDMENT AND WAIVER.......................................................................... 36

Section                                                                                                Page
- -------                                                                                                ----

         17.1.    Requirements......................................................................... 36
         17.2.    Solicitation of Holders of Notes..................................................... 36
         17.3.    Binding Effect, etc.................................................................. 36
         17.4.    Notes held by Company, etc........................................................... 37

18.      NOTICES....................................................................................... 37

19.      REPRODUCTION OF DOCUMENTS..................................................................... 37

20.      CONFIDENTIAL INFORMATION...................................................................... 38

21.      SUBSTITUTION OF PURCHASER..................................................................... 39

22.      MISCELLANEOUS................................................................................. 39
         22.1.    Successors and Assigns............................................................... 39
         22.2.    Payments Due on Non-Business Days.................................................... 39
         22.3.    Severability......................................................................... 39
         22.4.    Construction......................................................................... 40
         22.5.    Counterparts......................................................................... 40
         22.6.    Governing Law........................................................................ 40


      SCHEDULE A                --   INFORMATION RELATING TO PURCHASERS

      SCHEDULE B                --   DEFINED TERMS

      SCHEDULE C                --   EXISTING INVESTMENTS

      SCHEDULE 5.4              --   SUBSIDIARIES OF THE COMPANY AND
                                     OWNERSHIP OF SUBSIDIARY STOCK

      SCHEDULE 5.5              --   FINANCIAL STATEMENTS

      SCHEDULE 5.14             --   USE OF PROCEEDS

      SCHEDULE 5.15             --   EXISTING DEBT

      SCHEDULE 10.3             --   EXISTING LIENS

      EXHIBIT 1-A               --   FORM OF 7.68% SERIES A SENIOR NOTE DUE
                                     JUNE 1, 2002

      EXHIBIT 1-B               --   FORM OF 8.06% SERIES B SENIOR NOTE DUE
                                     JUNE 1, 2006

      EXHIBIT 1-C               --   FORM OF 8.34% SERIES C SENIOR NOTE DUE
                                     JUNE 1, 2008

      EXHIBIT 4.4(a)            --   FORM OF OPINION OF SPECIAL COUNSEL FOR
                                     THE COMPANY

      EXHIBIT 4.4(b)            --   FORM OF OPINION OF SPECIAL COUNSEL
                                     FOR THE PURCHASERS

                         DREYER'S GRAND ICE CREAM, INC.
                               5929 College Avenue
                            Oakland, California 94618

                $15,000,000 7.68% Series A Senior Notes Due 2002
                $15,000,000 8.06% Series B Senior Notes Due 2006
                $20,000,000 8.34% Series C Senior Notes Due 2008

                                                                    June 6, 1996

TO EACH OF THE PURCHASERS LISTED ON
         THE ATTACHED SIGNATURE PAGES:

Ladies and Gentlemen:

                  Dreyer's Grand Ice Cream, Inc., a Delaware corporation (the "COMPANY"), agrees with you as follows:

1.       AUTHORIZATION OF NOTES.

                  The Company will authorize the issue and sale of $15,000,000 aggregate principal amount of its 7.68% Series A Senior Notes due June 1, 2002, $15,000,000 aggregate principal amount of its 8.06% Series B Senior Notes due June 1, 2006, and $20,000,000 aggregate principal amount of its 8.34% Series C Senior Notes due June 1, 2008 (collectively the "NOTES", such term to include any such notes issued in substitution therefor pursuant to Section 13 of this Agreement or the Other Agreements (as hereinafter defined) and each such series of Notes being a "SERIES"). Each Series of Notes shall be substantially in the form set out in Exhibit 1-A through Exhibit 1-C, respectively, with such changes therefrom, if any, as may be approved by you and the Company. Certain capitalized terms used in this Agreement are defined in Schedule B; references to a "Schedule" or an "Exhibit" are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

2.       SALE AND PURCHASE OF NOTES.

                  Subject to the terms and conditions of this Agreement, the Company will issue and sell to you and you will purchase from the Company, at the Closing provided for in Section 3, Notes of one or more Series in the principal amount specified opposite your name in Schedule A at the purchase price of 100% of the principal amount thereof. Contemporaneously with entering into this Agreement, the Company is entering into separate Note Purchase Agreements (the "OTHER AGREEMENTS") identical with this Agreement with each of the other purchasers named in Schedule A (the "OTHER PURCHASERS"), providing for the sale at such Closing to each of the Other Purchasers of Notes in the principal amount specified opposite its name in Schedule A. Your obligation hereunder and the obligations of the Other Purchasers under the Other Agreements are several and not joint obligations and you shall have no obligation under any Other Agreement and no liability to any Person for the performance or non-performance by any Other Purchaser thereunder.

3.       CLOSING.

                  The sale and purchase of the Notes to be purchased by you and the Other Purchasers shall occur at the offices of O'Melveny & Myers LLP, 400 South Hope Street, Los Angeles, California 90071, at 9:00 a.m., Los Angeles time, at a closing (the "CLOSING") on June 6, 1996 or on such other Business Day thereafter on or prior to June 12, 1996 as may be agreed upon by the Company and you and the Other Purchasers. At the Closing the Company will deliver to you the Notes to be purchased by you in the form of a single Note for each Series (or such greater number of Notes in denominations of at least $500,000 as you may request) dated the date of the Closing and registered in your name (or in the name of your nominee), against delivery by you to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company to account #12337-56252 at Bank of America National Trust and Savings Association, 1850 Gateway Boulevard, Concord, California 94520, ABA #121000358. If at the Closing the Company shall fail to tender such Notes to you as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to your satisfaction, you shall, at your election, be relieved of all further obligations under this Agreement, without thereby waiving any rights you may have by reason of such failure or such nonfulfillment.

4.       CONDITIONS TO CLOSING.

                  Your obligation to purchase and pay for the Notes to be sold to you at the Closing is subject to the fulfillment to your satisfaction, prior to or at the Closing, of the following conditions:

4.1.     REPRESENTATIONS AND WARRANTIES.

                  The representations and warranties of the Company in this Agreement shall be correct when made and at the time of the Closing.

4.2.     PERFORMANCE; NO DEFAULT.

                  The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the Closing and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Section 5.14) no Default or Event of Default shall have occurred and be continuing. Neither the Company nor any Subsidiary shall have entered into any transaction since the date of the Memorandum that would have been prohibited by Section 10 hereof had such Sections applied since such date.

4.3.     COMPLIANCE CERTIFICATES.

                  (a) Officer's Certificate. The Company shall have delivered to you an Officer's Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1, 4.2 and 4.9 have been fulfilled.

                  (b) Secretary's Certificate. The Company shall have delivered to you a certificate certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Notes and the Agreements.

4.4.     OPINIONS OF COUNSEL.

                  You shall have received opinions in form and substance satisfactory to you, dated the date of the Closing (a) from Manwell & Milton, counsel for the Company, covering the matters set forth in Exhibit 4.4(a) and covering such other matters incident to the transactions contemplated hereby as you or your counsel may reasonably request (and the Company hereby instructs its counsel to deliver such opinion to you) and (b) from O'Melveny & Myers, your special counsel in connection with such transactions, substantially in the form set forth in Exhibit 4.4(b) and covering such other matters incident to such transactions as you may reasonably request.

4.5.     PURCHASE PERMITTED BY APPLICABLE LAW, ETC.

                  On the date of the Closing your purchase of Notes shall (i) be permitted by the laws and regulations of each jurisdiction to which you are subject, without recourse to provisions (such as Section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (ii) not violate any applicable law or regulation (including, without limitation, Regulation G, T or X of the Board of Governors of the Federal Reserve System) and (iii) not subject you to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by you, you shall have received an Officer's Certificate certifying as to such matters of fact as you may reasonably specify to enable you to determine whether such purchase is so permitted.

4.6.     SALE OF OTHER NOTES.

                  Contemporaneously with the Closing the Company shall sell to the Other Purchasers and the Other Purchasers shall purchase the Notes to be purchased by them at the Closing as specified in Schedule A.

4.7.     PAYMENT OF SPECIAL COUNSEL FEES.

                  Without limiting the provisions of Section 15.1, the Company shall have paid on or before the Closing the fees, charges and disbursements of your special counsel referred to in

Section 4.4 to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the Closing.

4.8.     PRIVATE PLACEMENT NUMBER.

                  A Private Placement number issued by Standard & Poor's CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners) shall have been obtained for the Notes.

4.9.     CHANGES IN CORPORATE STRUCTURE.

                  The Company shall not have changed its jurisdiction of incorporation or been a party to any merger or consolidation and shall not have succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.5.

4.10.    PROCEEDINGS AND DOCUMENTS.

                  All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to you and your special counsel, and you and your special counsel shall have received all such counterpart originals or certified or other copies of such documents as you or they may reasonably request.

5.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

                  The Company represents and warrants to you that:

5.1.     ORGANIZATION; POWER AND AUTHORITY.

                  The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and the Other Agreements and the Notes and to perform the provisions hereof and thereof.

5.2.     AUTHORIZATION, ETC.

                  This Agreement and the Other Agreements and the Notes have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement constitutes, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

5.3.     DISCLOSURE.

                  The Company, through its agent, BA Securities, Inc., has delivered to you and each Other Purchaser a copy of a Private Placement Memorandum, dated April 5, 1996 (the "Memorandum"), relating to the transactions contemplated hereby. The Memorandum fairly describes, in all material respects, the general nature of the business and principal properties of the Company and its Subsidiaries. This Agreement, the Memorandum, the documents, certificates or other writings delivered to you by or on behalf of the Company in connection with the transactions contemplated hereby and the financial statements listed in
Schedule 5.5, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Except as disclosed in the Memorandum, or in one of the documents, certificates or other writings identified therein, or in the financial statements listed in Schedule 5.5, since December 31, 1995, there has been no change in the financial condition, operations, business, properties or prospects of the Company or any Subsidiary except changes that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. There is no fact known to the Company that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Memorandum or in the other documents, certificates and other writings delivered to you by or on behalf of the Company specifically for use in connection with the transactions contemplated hereby.

5.4.     ORGANIZATION AND OWNERSHIP OF SHARES OF SUBSIDIARIES; AFFILIATES.

                  (a) Schedule 5.4 contains (except as noted therein) complete and correct lists (i) of the Company's Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary, and (ii) of the Company's directors and senior officers.

                  (b) All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 5.4 as being owned by the Company and its Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Company or another Subsidiary free and clear of any Lien (except as otherwise disclosed in Schedule 5.4).

                  (c) Each Subsidiary identified in Schedule 5.4 is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

                  (d) No Subsidiary is a party to, or otherwise subject to any legal restriction or any agreement (other than this Agreement, the agreements listed on Schedule 5.4 and customary limitations imposed by corporate law statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary.

5.5.     FINANCIAL STATEMENTS.

                  The Company has delivered to each Purchaser copies of the financial statements of the Company and its Subsidiaries listed on Schedule 5.5. All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates specified in such Schedule and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments).

5.6.     COMPLIANCE WITH LAWS, OTHER INSTRUMENTS, ETC.

                  The execution, delivery and performance by the Company of this Agreement and the Notes will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other agreement or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary.

5.7.     GOVERNMENTAL AUTHORIZATIONS, ETC.

                  No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company of this Agreement or the Notes.

5.8.     LITIGATION; OBSERVANCE OF AGREEMENTS, STATUTES AND ORDERS.

                  (a) There are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary or any property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

                  (b) Neither the Company nor any Subsidiary is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws) of any Governmental Authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

5.9.     TAXES.

                  The Company and its Subsidiaries have filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (i) the amount of which is not individually or in the aggregate Material or (ii) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. The Company knows of no basis for any other tax or assessment that could reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of Federal, state or other taxes for all fiscal periods are adequate. The Federal income tax liabilities of the Company and its Subsidiaries have been determined by the Internal Revenue Service and paid for all fiscal years up to and including the fiscal year ended December 28, 1991.

5.10.    TITLE TO PROPERTY; LEASES.

                  The Company and its Subsidiaries have good and sufficient title to their respective properties that individually or in the aggregate are Material, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by the Company or any Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement. All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects.

5.11.    LICENSES, PERMITS, ETC.

                  (a) The Company and its Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others.

                  (b) To the best knowledge of the Company, no product of the Company infringes in any material respect any license, permit, franchise, authorization, patent, copyright, service mark, trademark, trade name or other right owned by any other Person.

                  (c) To the best knowledge of the Company, there is no Material violation by any Person of any right of the Company or any of its Subsidiaries with respect to any patent, copyright, service mark, trademark, trade name or other right owned or used by the Company or any of its Subsidiaries.

5.12.    COMPLIANCE WITH ERISA.

                  (a) The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in Section 3 of ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to Section 401(a)(29) or 412 of the Code, other than such liabilities or Liens as would not be individually or in the aggregate Material.

                  (b) The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan's most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan's most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities. The term "BENEFIT LIABILITIES" has the meaning specified in section 4001 of ERISA and the terms "CURRENT VALUE" and "PRESENT VALUE" have the meaning specified in section 3 of ERISA.

                  (c) The Company and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.

                  (d) The expected postretirement benefit obligation (determined as of the last day of the Company's most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Company and its Subsidiaries is not Material.

                  (e) The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code. The representation by the Company in the first sentence of this Section 5.12(e) is made in reliance upon and subject to the accuracy of your representation in
Section 6.2 as to the sources of the funds used to pay the purchase price of the Notes to be purchased by you.

5.13.      PRIVATE OFFERING BY THE COMPANY.

                  Neither the Company nor anyone acting on its behalf has offered the Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any person other than you, the Other Purchasers and not more than five other Institutional Investors, each of which has been offered the Notes at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of Section 5 of the Securities Act.

5.14.      USE OF PROCEEDS; MARGIN REGULATIONS.

                  The Company will apply the proceeds of the sale of the Notes as set forth in Schedule 5.14. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation G of the Board of Governors of the Federal Reserve System (12 CFR 207), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 5% of the value of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 5% of the value of such assets. As used in this Section, the terms "MARGIN STOCK" and "PURPOSE OF BUYING OR CARRYING" shall have the meanings assigned to them in said Regulation G.

5.15.      EXISTING DEBT; FUTURE LIENS.

                  (a) Except as described therein, Schedule 5.15 sets forth a complete and correct list of all outstanding Debt of the Company and its Subsidiaries (other than items of Debt not exceeding $50,000 individually and $500,000 in the aggregate) as of March 30, 1996, since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Debt of the Company or its Subsidiaries. Neither the Company nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Debt of the Company or such Subsidiary and no event or condition exists with respect to any Debt of the Company or any Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Debt to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

                  (b) Except as disclosed in Schedule 5.15, neither the Company nor any Subsidiary has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien.

5.16.     FOREIGN ASSETS CONTROL REGULATIONS, ETC.

                  Neither the sale of the Notes by the Company hereunder nor its use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

5.17.     STATUS UNDER CERTAIN STATUTES.

                  Neither the Company nor any Subsidiary is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, the Interstate Commerce Act, as amended, or the Federal Power Act, as amended.

5.18.     ENVIRONMENTAL MATTERS.

                  Neither the Company nor any Subsidiary has knowledge of any claim or has received any notice of any claim, and no proceeding has been instituted raising any claim against the Company or any of its Subsidiaries or any of their respective real properties now or formerly owned, leased or operated by any of them or other assets, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect. Except as otherwise disclosed to you in writing,

                           (a) neither the Company nor any Subsidiary has
                  knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect;

                           (b) neither the Company nor any of its Subsidiaries
                  has stored, transported or disposed of any Hazardous Materials on or from any real properties now or formerly owned, leased or operated by any of them in a manner contrary to any Environmental Laws in each case in any manner that could reasonably be expected to result in a Material Adverse Effect; and

                           (c) all buildings on all real properties now owned,
                  leased or operated by the Company or any of its Subsidiaries are in compliance with applicable Environmental Laws, except where failure to comply could not reasonably be expected to result in a Material Adverse Effect.

6.       REPRESENTATIONS OF THE PURCHASER.

6.1.     PURCHASE FOR INVESTMENT.

                  You represent that you are an "accredited investor" as defined in Rule 501(a) promulgated under the Securities Act and that you are purchasing the Notes for your own account or for one or more separate accounts maintained by you or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of your or their property shall at all times be within your or their control. You understand that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes.

6.2.     SOURCE OF FUNDS.

                  You represent that at least one of the following statements is an accurate representation as to each source of funds (a "Source") to be used by you to pay the purchase price of the Notes to be purchased by you hereunder:

                  (a) if you are an insurance company, the Source does not include assets allocated to any separate account maintained by you in which any employee benefit plan (or its related trust) has any interest, other than a separate account that is maintained solely in connection with your fixed contractual obligations under which the amounts payable, or credited, to such plan and to any participant or beneficiary of such plan (including any annuitant) are not affected in any manner by the investment performance of the separate account; or

                  (b) the Source is either (i) an insurance company pooled separate account, within the meaning of Prohibited Transaction Exemption ("PTE") 90-1 (issued January 29, 1990), or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 (issued July 12, 1991) and, except as you have disclosed to the Company in writing pursuant to this paragraph (b), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

                  (c) the Source is an "insurance company general account" within the meaning of PTE 95-60 (issued July 12, 1995) and there is no "employee benefit plan" (within the meaning of Section 3(3) of ERISA or Section 4975(e)(1) of the Code and treating as a single plan, all plans maintained by the same employer or employee organization) with respect to which the amount of the general account reserves and liabilities for all contracts held by or on behalf of such plan, exceed ten percent (10%) of the total reserves and liabilities of such general account (exclusive of separate account liabilities) plus surplus, as set forth in the NAIC Annual Statement filed with your state of domicile; or

                  (d) the Source constitutes assets of an "investment fund" (within the meaning of Part V of the QPAM Exemption) managed by a "qualified professional asset manager" or "QPAM" (within the meaning of Part V of the QPAM Exemption), no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of "control" in Section V(e) of the QPAM Exemption) owns a 5% or more interest in the Company and (i) the identity of such QPAM and (ii) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this paragraph (d); or

                  (e) the Source is a governmental plan; or

                  (f) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this paragraph (f); or

                  (g) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

As used in this Section 6.2, the terms "EMPLOYEE BENEFIT PLAN", "GOVERNMENTAL PLAN", "PARTY IN INTEREST" and "SEPARATE ACCOUNT" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

7.       INFORMATION AS TO COMPANY.

7.1.     FINANCIAL AND BUSINESS INFORMATION.

                  The Company shall deliver to each holder of Notes that is an Institutional Investor:

                  (a) Quarterly Statements -- within 60 days after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of,

                           (i) a consolidated balance sheet of the Company and
                  its Restricted Subsidiaries as at the end of such quarter, and

                           (ii) consolidated statements of income, changes in
                  shareholders' equity and cash flows of the Company and its Restricted Subsidiaries, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments, provided that delivery within the time period specified above of copies of the Company's Quarterly Report on Form 10-Q prepared in compliance with the requirements therefor and filed with the Securities and Exchange Commission (if such Quarterly Report contains consolidated financial statements for the Company and its Restricted Subsidiaries) shall be deemed to satisfy the requirements of this
         Section 7.1(a);

                  (b) Annual Statements -- within 100 days after the end of each fiscal year of the Company, duplicate copies of,

                           (i) a consolidated balance sheet of the Company and
                  its Restricted Subsidiaries, as at the end of such year, and

                           (ii) consolidated statements of income, changes in
                  shareholders' equity and cash flows of the Company and its Restricted Subsidiaries, for such year,

         setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied

                           (A) by an opinion thereon of independent certified
                  public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, and

                           (B) a certificate of such accountants stating that
                  they have reviewed this Agreement and stating further whether, in making their audit, they have become aware of any condition or event that then constitutes a Default or an Event of Default under any of the terms or provisions of this Agreement insofar as any such terms or provisions pertain to or involve accounting matters or determinations, and, if they are aware that any such condition or event then exists, specifying the nature and period of the existence thereof (it being understood that such accountants shall not be liable, directly or indirectly, for any failure to obtain knowledge of any Default or Event of Default unless such accountants should have obtained knowledge thereof in making an audit in accordance with generally accepted auditing standards or did not make such an audit), provided that the delivery within the time period specified above of the Company's Annual Report on Form 10-K for such fiscal year (together with the Company's annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act) prepared in accordance with the requirements therefor and filed with the Securities and Exchange Commission (if such Annual Report contains consolidated financial statements for the Company and its Restricted Subsidiaries), together with the accountant's certificate described in clause (B) above, shall be deemed to satisfy the requirements of this Section 7.1(b);

                  (c) SEC and Other Reports -- promptly upon their becoming available (and in any event within 15 days after being filed or sent), one copy of (i) each financial statement, report, notice or proxy statement sent by the Company or any Restricted Subsidiary to public securities holders generally, and (ii) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such holder), and each prospectus and all amendments thereto filed by the Company or any Restricted Subsidiary with the Securities and Exchange Commission (other than reports on Form 11-K and registration statements on Form S-8) and of all press releases and other statements made available generally by the Company or any Restricted Subsidiary to the public concerning developments that are Material;

                  (d) Notice of Default or Event of Default -- promptly, and in any event within five days after a Responsible Officer becoming aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in
         Section 11(f), a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

                  (e) ERISA Matters -- promptly, and in any event within five days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:

                           (i) with respect to any Plan, any reportable event,
                  as defined in section 4043(b) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or

                           (ii) the taking by the PBGC of steps to institute, or
                  the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the re-ceipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

                           (iii) any event, transaction or condition that could
                  result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect;

                  (f) Notices from Governmental Authority -- promptly, and in any event within 30 days of receipt thereof, copies of any notice to the Company or any Subsidiary from any Federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect;

                  (g) Information Required by Rule 144A -- with reasonable promptness, upon the request of the holder of any Note, provide such holder, and any qualified institutional buyer designated by such holder, such financial and other information as such holder may reasonably determine to be necessary in order to permit compliance with the information requirements of Rule 144A under the Securities Act in connection with the resale of Notes. For the purpose of this Section 7.1(g), the term "qualified institutional buyer" shall have the meaning specified in Rule 144A under the Securities Act; and

                  (h) Requested Information -- with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries or relating to the ability of the Company to perform its obligations hereunder and under the Notes as from time to time may be reasonably requested by any such holder of Notes.

7.2.     OFFICER'S CERTIFICATE.

                  Each set of financial statements delivered to a holder of Notes pursuant to Section 7.1(a) or Section 7.1(b) hereof shall be accompanied by a certificate of a Senior Financial Officer setting forth:

                  (a) Covenant Compliance -- the information (including detailed calculations) required in order to establish whether the Company was in compliance with the requirements of Sections 10.3(h), 10.3(i), 10.4,
         10.5 and 10.7 hereof, during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence); and

                  (b) Event of Default -- a statement that such officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Restricted Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of the Company or any Restricted Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.

7.3.     INSPECTION.

                  The Company shall permit the representatives of each holder of
Notes:

                  (a) No Default -- if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Restricted Subsidiaries with the Company's officers, and (with the consent of the Company, which consent will not be unreasonably withheld) its independent public accountants, and (with the consent of the Company, which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each Restricted Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and

                  (b) Default -- if a Default or Event of Default then exists, at the expense of the Company to visit and inspect any of the offices or properties of the Company or any Restricted Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Restricted Subsidiaries), all at such times and as often as may reasonably be requested.

8.       PREPAYMENT OF THE NOTES.

8.1.     REQUIRED PREPAYMENTS.

                  (a)      Series A Notes.

                  On June 1, 2000 and on June 1, 2001, the Company will prepay $5,000,000 principal amount (or such lesser principal amount as shall then be outstanding) of the Series A Notes at par and without payment of the Make-Whole Amount or any premium, provided that upon any partial prepayment of the Series A Notes pursuant to Section 8.2 the principal amount of each required prepayment of the Series A Notes becoming due under this
Section 8.1 on and after the date of such prepayment or purchase shall be reduced in the same proportion as the aggregate unpaid principal amount of the Series A Notes is reduced as a result of such prepayment or purchase.

                  (b)      Series B Notes.

                  On June 1, 2000, and on each June 1 thereafter to and including June 1, 2005, the Company will prepay $2,142,857.14 principal amount (or such lesser principal amount as shall then be outstanding) of the Series B Notes at par and without payment of the Make-Whole Amount or any premium, provided that upon any partial prepayment of the Series B Notes pursuant to
Section 8.2 the principal amount of each required prepayment of the Series B Notes becoming due under this Section 8.1 on and after the date of such prepayment or purchase shall be reduced in the same proportion as the aggregate unpaid principal amount of the Series B Notes is reduced as a result of such prepayment or purchase.

                  (c)      Series C Notes.

                  On June 1, 2006 and on June 1, 2007, the Company will prepay $6,666,666.67 principal amount (or such lesser principal amount as shall then be outstanding) of the Series C Notes at par and without payment of the Make-Whole Amount or any premium, provided that upon any partial prepayment of the Series C Notes pursuant to Section 8.2 the principal amount of each required prepayment of the Series C Notes becoming due under this Section 8.1 on and after the date of such prepayment or purchase shall be reduced in the same proportion as the aggregate unpaid principal amount of the Series C Notes is reduced as a result of such prepayment or purchase.

8.2.     OPTIONAL PREPAYMENTS WITH MAKE-WHOLE AMOUNT.

                  The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes, in an amount not less than $5,000,000 of the aggregate principal amount of the Notes then outstanding in the case of a partial prepayment, at 100% of the principal amount so prepaid, plus the Make-Whole Amount determined for the prepayment date with respect to such principal amount. Each partial prepayment shall be allocated among the Notes of all Series at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof. The Company will give each holder of Notes written notice of each optional prepayment under this Section 8.2 not less than 30 days and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall specify such date, the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.3), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Company shall deliver to each holder of Notes a certificate of a Senior

Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.

8.3.     ALLOCATION OF PARTIAL PREPAYMENTS.

                  In the case of each partial prepayment of the Notes of any Series, the principal amount of the Notes of such Series to be prepaid shall be allocated among all of the Notes of such Series at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.

8.4.     MATURITY; SURRENDER, ETC.

                  In the case of each prepayment of Notes pursuant to this
Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

8.5.     PURCHASE OF NOTES.

                  The Company will not and will not permit any Affiliate or any of its Restricted Subsidiaries to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes. The Company will promptly cancel all Notes acquired by it or any Affiliate or any of its Restricted Subsidiaries pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

8.6.     MAKE-WHOLE AMOUNT.

                  The term "MAKE-WHOLE AMOUNT" means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

                  "CALLED PRINCIPAL" means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to
         Section 12.1, as the context requires.

                  "DISCOUNTED VALUE" means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such

         Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

                  "REINVESTMENT YIELD" means, with respect to the Called Principal of any Note, 0.5% over the yield to maturity implied by (i) the yields reported, as of 10:00 A.M. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as "Page 678" on the Telerate Access Service (or such other display as may replace Page 678 on Telerate Access Service) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable, the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the actively traded U.S. Treasury security with the maturity closest to and greater than the Remaining Average Life and (2) the actively traded U.S. Treasury security with the maturity closest to and less than the Remaining Average Life.

                  "REMAINING AVERAGE LIFE" means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

                  "REMAINING SCHEDULED PAYMENTS" means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2 or 12.1.

                  "SETTLEMENT DATE" means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

9.       AFFIRMATIVE COVENANTS.

                  The Company covenants that so long as any of the Notes are outstanding:

9.1.     COMPLIANCE WITH LAW.

                  The Company will and will cause each of its Subsidiaries to comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

9.2.     INSURANCE.

                  The Company will and will cause each of its Subsidiaries to maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

9.3.     MAINTENANCE OF PROPERTIES.

                  The Company will and will cause each of its Restricted Subsidiaries to maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section shall not prevent the Company or any Restricted Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

9.4.     PAYMENT OF TAXES AND CLAIMS.

                  The Company will and will cause each of its Subsidiaries to file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Company or any Subsidiary, provided that neither the Company nor any Subsidiary need pay any such tax or assessment or claims if (i) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary or (ii) the nonpayment of all such taxes and assessments in the aggregate could not reasonably be expected to have a Material Adverse Effect.

9.5.     CORPORATE EXISTENCE, ETC.

                  The Company will at all times preserve and keep in full force and effect its corporate existence. Subject to Sections 10.2 and 10.7, the Company will at all times preserve and keep in full force and effect the corporate existence of each of its Restricted Subsidiaries (unless merged into the Company or a Restricted Subsidiary) and all rights and franchises of the Company and its Restricted Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise could not, individually or in the aggregate, have a Material Adverse Effect.

10.      NEGATIVE COVENANTS.

                  The Company covenants that so long as any of the Notes are outstanding:

10.1.    TRANSACTIONS WITH AFFILIATES.

                  The Company will not and will not permit any Restricted Subsidiary to enter into directly or indirectly any transaction (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Company or another Restricted Subsidiary), except in the ordinary course and pursuant to the reasonable requirements of the Company's or such Restricted Subsidiary's business and upon fair and reasonable terms no less favorable to the Company or such Restricted Subsidiary than would be obtainable in a comparable arm's-length transaction with a Person not an Affiliate.

10.2.    MERGER, CONSOLIDATION, ETC.

                  The Company shall not, and shall not permit any Restricted Subsidiary to, consolidate with or merge with any other corporation or convey, transfer or lease substantially all of its assets in a single transaction or series of transactions to any Person unless:

                  (a) (i) in the case of consolidation, merger, conveyance, transfer or lease of or by the Company, the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer or lease substantially all of the assets of the Company as an entirety, as the case may be, shall be a solvent corporation organized and existing under the laws of the United States or any State thereof (including

         District of Columbia) having unsecured senior debt rated "investment grade" by at least one National Rating Agency or is otherwise acceptable to the holders of not less than 66-2/3% in principal amount of the Notes then outstanding, and, if the Company is not such corporation, (x) such corporation shall have executed and delivered to each holder of any Notes its assumption of the due and punctual performance and observance of each covenant and condition of this Agreement, the Other Agreements and the Notes and (y) shall have caused to be delivered to each holder of any Notes an opinion of nationally recognized independent counsel, or other independent counsel reasonably satisfactory to the Required Holders, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms hereof, which opinion shall be in form and substance reasonably satisfactory to the Required Holders, and (ii) in the case of consolidation, merger, conveyance, transfer or lease of or by any Restricted Subsidiary, either such Restricted Subsidiary shall be merging into the Company or a Wholly-Owned Restricted Subsidiary or such transaction shall constitute a Transfer permitted under Section 10.7 of this Agreement; and

                  (b) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing.

No such conveyance, transfer or lease of substantially all of the assets of the Company shall have the effect of releasing the Company or any successor corporation that shall theretofore have become such in the manner prescribed in this Section 10.2 from its liability under this Agreement or the Notes.

10.3.    LIENS.

                  The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create or incur, or suffer to be incurred or to exist, any Lien on its or their property or assets, whether now owned or hereafter acquired, or upon any income or profits therefrom, or transfer any property for the purpose of subjecting the same to the payment of obligations in priority to the payment of its or their general creditors, or acquire or agree to acquire or agree to acquire, or permit any Restricted Subsidiary to acquire, any property or assets upon conditional sales agreements or other title retention devices, except:

                  (a) Liens for property taxes and assessments or governmental charges or levies and Liens securing claims or demands of mechanics and materialmen, provided that payment thereof is not at the time required by Section 9.4;

                  (b) Liens of or resulting from any judgment or award, the time for the appeal or petition for rehearing of which shall not have expired, or in respect of which the Company or a Restricted Subsidiary shall at any time in good faith be prosecuting an appeal or proceeding for a review and in respect of which a stay of execution pending such appeal or proceeding for review shall have been secured;

                  (c) Liens incidental to the conduct of business or the ownership of properties and assets (including Liens in connection with worker's compensation, unemployment insurance and other like laws, warehousemen's and attorneys' liens and statutory landlords' liens) and Liens to secure the performance of bids, tenders or trade contracts, or to secure statutory obligations, surety or appeal bonds or other Liens of like general nature incurred in the ordinary course of business and not in connection with the borrowing of money, provided in each case, the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate actions or proceedings;

                  (d) minor title exceptions or minor encumbrances, easements, encroachments, covenants or reservations, or rights of others for rights-of-way, utilities and other similar purposes, or zoning or other restrictions as to the use of real properties, which are necessary for the conduct of the activities of the Company and its Restricted Subsidiaries or which customarily exist on properties of corporations engaged in similar activities and similarly situated and which do not in any event materially impair their use in the operation of the business of the Company and its Restricted Subsidiaries;

                  (e) Liens securing Debt of a Restricted Subsidiary to the Company or to a Wholly-Owned Restricted Subsidiary;

                  (f) Liens on trucks and related equipment securing Debt, provided that the aggregate amount of such Debt outstanding at any time shall not exceed $30,000,000;

                  (g) (i) Liens existing as of the date of Closing and reflected in Schedule 10.3 hereto, and (ii) any Lien existing as of the date of Closing which secures obligations not in excess of $50,000, provided that the aggregate amount of obligations secured by all such Liens does not exceed $500,000;

                  (h) Liens incurred after the date of Closing given to secure the payment of the purchase price incurred in connection with the acquisition after the date of Closing of fixed assets useful and intended to be used in carrying on the business of the Company or a Restricted Subsidiary, including Liens existing on such fixed assets at the time of acquisition thereof or at the time of acquisition by the Company or a Restricted Subsidiary of any business entity then owning such fixed assets, whether or not such existing Liens were given to secure the payment of the purchase price of the fixed assets to which they attach so long as they were not incurred, extended or renewed in contemplation of such acquisition, provided that (i) the Lien shall attach solely to the fixed assets acquired or purchased no later than 90 days after such acquisition or purchase, (ii) at the time of acquisition of such fixed assets, the aggregate amount remaining unpaid on all Debt secured by Liens on such fixed assets whether or not assumed by the Company or a Restricted Subsidiary shall not exceed an amount equal to the lesser of the total purchase price or fair market value at the time of acquisition of such fixed assets (as determined in good faith by the Company), (iii) all such Debt shall have been incurred within the applicable limitations provided in Section 10.5, and (iv) the aggregate amount of all such Debt shall not at any time exceed 20% of Consolidated Net Worth; and

                  (i) Other Liens to secure Debt, provided that all such Debt shall be within the applicable limitations provided in Sections 10.4 and 10.5.

                  If, notwithstanding the prohibition contained herein, the Company shall create, incur, or suffer to be incurred or to exist any Lien upon any of its property or assets, or the property or assets of any of its Restricted Subsidiaries, whether now owned or hereafter acquired, or transfer any property for the purpose of subjecting the same to the payment of obligations in priority to the payment of its or their general creditors, or acquire or permit any Restricted Subsidiary to acquire, any property or assets upon conditional sales agreements or other title retention devices, other than as permitted by the provisions of clauses (a) through (i) of this Section 10.3, then at the request of the Required Holders, the Company shall make or cause to be made effective provision whereby the Notes will be secured equally and ratably with any and all other obligations thereby secured, such security to be pursuant to agreements reasonably satisfactory to the Required Holders and, in any such case, the Notes shall have the benefit, to the fullest extent that, and with such priority as, the holders of the Notes may be entitled under applicable law, of an equitable Lien on such property, and the holders of the Notes shall receive an opinion of nationally recognized independent counsel selected by the Company reasonably satisfactory to the Required Holders that the holders of the Notes are so secured. Such violation of this Section 10.3 will constitute an Event of Default, whether or not provision is made for an equal and ratable Lien pursuant to this Section 10.3.

10.4.    LIMITATION ON RESTRICTED SUBSIDIARY DEBT AND SECURED DEBT.

         The Company will not at any time permit the aggregate principal amount of (i) Debt of all Restricted Subsidiaries (excluding Debt owing to the Company or a Wholly-Owned Restricted Subsidiary and including, without limitation, Debt evidenced by a Guaranty of indebtedness or other obligations of the Company or any other Person) plus (ii) Debt incurred pursuant to clause (i) of Section 10.3, to exceed 7.5% of Consolidated Net Worth.

10.5.    FINANCIAL COVENANTS.

         (a) Limitation on Current Debt. The Company will not, and will not permit any of its Restricted Subsidiaries to, incur or assume or otherwise become directly or indirectly liable with respect to Current Debt, unless there shall have been during the immediately preceding 12 months a period of at least 28 consecutive days during which there shall have been no Current Debt of the Company and its Restricted Subsidiaries outstanding in excess of the amount of additional Consolidated Funded Debt that the Company and its Restricted Subsidiaries would have been permitted to (but did not) incur on each such day under clause (b) of this Section 10.5; provided that in no event will the Company permit Current Debt of the Company and its Restricted Subsidiaries (excluding Current Debt owing to the Company or a Wholly-Owned Restricted Subsidiary and including, without limitation, Current Debt evidenced by a Guaranty of indebtedness or other obligations of the Company or any other Person) to at any time exceed 20% of Consolidated Net Worth.

                  (b) Limitation on Consolidated Funded Debt. The Company will not, at any time, permit the ratio of Consolidated Funded Debt plus, without duplication, Funded Debt of the Company owed to Restricted Subsidiaries, to Total Capitalization to be more than .55 to 1.

                  (c) Minimum Consolidated Net Worth. The Company will not, at any time, permit Consolidated Net Worth to be less than the sum of (a) $170,000,000 plus (b) an aggregate amount equal to 25% of Consolidated Net Income (but, in each case, only if a positive number) for each completed fiscal year beginning with the fiscal year ending December 31, 1996.

                  (d) Fixed Charge Coverage Ratio. The Company will not permit the ratio of (i) Consolidated Income Available for Fixed Charges to (ii) Fixed Charges to be less than 1.50 to 1.00 as of the end of each fiscal quarter of the Company from the date of Closing until December 31, 1996 and 2.00 to 1.00 thereafter, for a period consisting of four consecutive fiscal quarters selected by the Company out of the immediately preceding five fiscal quarters.

10.6.     LIMITATION ON CHANGE IN BUSINESS.

                  The Company will not, and will not permit any of the Restricted Subsidiaries to, engage in any business if, as a result, the general nature of the business in which the Company and the Restricted Subsidiaries, taken as a whole, would then be engaged would be substantially changed from the business in which the Company and the Restricted Subsidiaries, taken as a whole, are engaged on the date of the Closing. For the purposes of this paragraph, "substantially changed" means that, on any date of determination, less than 75% of the revenues of the Company and the Restricted Subsidiaries are generated by similar or related lines of business to those in which the Company and the Restricted Subsidiaries, taken as a whole, are engaged on the date of the Closing.

10.7.     SALE OF ASSETS, ETC.

                  (a) Sale of Assets, etc. The Company will not, and will not permit any of its Restricted Subsidiaries to, make any Transfer, provided that the foregoing restriction does not apply to a Transfer if:

                  (i) the property that is the subject of such Transfer constitutes either (x) inventory held for sale or lease, or (y) equipment, fixtures, supplies or materials no longer required in the operation of the business of the Company or such Restricted Subsidiary or that is obsolete, and, in the case of any Transfer described in clause (x) or clause (y), such Transfer is for Fair Market Value and is in the ordinary course of business (an "ORDINARY COURSE TRANSFER");

                  (ii) such Transfer is from a Restricted Subsidiary to the Company or to a Wholly-Owned Restricted Subsidiary, so long as immediately before and immediately after the consummation of such transaction, and after giving effect thereto, no Default or Event of Default exists or would exist (each such Transfer, an "INTERGROUP TRANSFER"); or

                  (iii) such Transfer is not an Ordinary Course Transfer or an Intergroup Transfer (such transfers collectively referred to as "EXCLUDED TRANSFERS"), and all of the following conditions shall have been satisfied with respect thereto (the date of the consummation of such Transfer of property being referred to herein as the "PROPERTY DISPOSITION DATE"):

                           (x) (A) the Disposition Value of such property, when added to the Disposition Value of all other property of the Company and its Restricted Subsidiaries that was subject to a Transfer (other than an Excluded Transfer) during the 365-day period ending on and including the Property Disposition Date of such property does not exceed an amount equal to 15% of Consolidated Assets (or, if the Disposition Value was determined on the basis of Fair Market Value rather than book value, 15% of the Fair Market Value of the assets of the Company and its Restricted Subsidiaries) determined as of the end of the then most recently ended fiscal quarter of the Company, and

                               (B) the Disposition Value of such property,
                           when added to the Disposition Value of all other property of the Company and its Restricted Subsidiaries that was subject to a Transfer (other than an Excluded Transfer) during the period beginning on the date of the Closing and ending on and including the Property Disposition Date of such property does not exceed an amount equal to 35% of Consolidated Assets (or, if the Disposition Value was determined on the basis of Fair Market Value rather than book value, 35% of the Fair Market Value of the assets of the Company and its Restricted Subsidiaries) determined as of the end of the then most recently ended fiscal quarter of the Company,

                           (y) in the good faith opinion of the Company, the
                  Transfer is in exchange for consideration with a Fair Market Value at least equal to that of the property exchanged, and is in the best interests of the Company, and

                           (z) immediately before and after giving effect to
                  such transaction no Default or Event of Default would exist.

                  (b)      Debt Prepayment Transfers and Reinvested Transfers.

                  (i) Debt Prepayment Transfers. Notwithstanding the provisions of Section 10.7(a), the Net Proceeds Amount with respect to any Transfer shall be excluded for the purposes of calculating the limitation on Transfers of property permitted under Section 10.7(a)(iii)(x) hereof (a "DEBT PREPAYMENT TRANSFER") if (A) the Company shall (x) prior to, or contemporaneously with, such Transfer deliver a certificate of an officer of the Company to each holder of a Note certifying that the Company elects to treat such Transfer as a Debt Prepayment Transfer and (y) apply the Net Proceeds Amount in respect of such Transfer to a Debt Prepayment Application within 180 days after such Transfer and (B) no Default or Event of Default would exist immediately after giving effect to such

         Transfer and the application of the Net Proceeds Amount of such Transfer to the Property Reinvestment Application.

                  (ii) Reinvested Transfers. Notwithstanding the provisions of
         Section 10.7(a), the Net Proceeds Amount with respect to any Transfer shall be excluded for the purposes of calculating the limitation on Transfers of property permitted under Section 10.7(a)(iii)(x) hereof (a "REINVESTED TRANSFER") if (A) the Company shall (x) prior to, or contemporaneously with, such Transfer deliver a certificate of an officer of the Company to each holder of a Note certifying that the Company elects to treat such Transfer as a Reinvested Transfer and (y) apply the Net Proceeds Amount in respect of such Transfer to a Property Reinvestment Application within 180 days after such Transfer and (B) no Default or Event of Default would exist immediately after giving effect to such Transfer and the application of the Net Proceeds Amount of such Transfer to the Property Reinvestment Application.

         If the Company shall elect to treat any Transfer as a Debt Prepayment Transfer and shall fail to timely apply the Net Proceeds Amount thereof to a Debt Prepayment Application, such failure shall be deemed to be a failure to pay principal and, if applicable, Make-Whole Amount, when due and shall constitute an Event of Default as of the scheduled prepayment date under Section 11(a) and, if applicable, shall also be deemed to be a failure to pay interest when due and shall constitute an Event of Default under Section 11(b) as of the scheduled prepayment date. If the Company shall elect to treat any Transfer as a Reinvested Transfer and shall fail to timely apply the Net Proceeds Amount in respect thereof to a Property Reinvestment Application, such Transfer shall be deemed to have been consummated on the date of such Transfer.

                  (c)      Other Provisions.

                  (i) Notwithstanding the provisions of Sections 10.7(a) and
         (b), the Company and its Restricted Subsidiaries may enter into Sale-and-Leaseback Transactions with respect to property acquired or constructed by the Company or a Restricted Subsidiary after the date of this Agreement and the Net Proceeds Amount with respect to such Transfers shall be excluded for the purposes of calculating the limitation on Transfers of property permitted under Section 10.7(a)(iii)(x) hereof, provided that any such Sale-and-Leaseback Transaction is consummated within 180 days of the acquisition or completion of construction of the applicable property; and

                  (ii) notwithstanding anything to the contrary contained in this Agreement, neither the Company nor any of its Restricted Subsidiaries will (x) Transfer the "Dreyer's" or "Edy's" trademarks, provided that the Company may license such trademarks on a non-exclusive and arms-length basis in the ordinary course of its business, or (y) Transfer any of its accounts receivable.

10.8.    REDEMPTION OF PREFERRED STOCK.

                  The Company will not, and will not permit any of its Restricted Subsidiaries to, at any time, redeem or acquire any Preferred Stock, at a mandatory redemption date or otherwise, unless immediately after giving effect to such action no Default or Event of Default would exist.

11.      EVENTS OF DEFAULT.

                  An "EVENT OF DEFAULT" shall exist if any of the following conditions or events shall occur and be continuing:

                  (a) the Company defaults in the payment of any principal or Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

                  (b) the Company defaults in the payment of any interest on any Note for more than five Business Days after the same becomes due and payable; or

                  (c) the Company defaults in the performance of or compliance with any term contained in Section 10; or

                  (d) the Company defaults in the performance of or compliance with any term contained herein (other than those referred to in paragraphs (a), (b) and (c) of this Section 11) and such default is not remedied within 30 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a "notice of default" and to refer specifically to this paragraph (d) of Section 11); or

                  (e) any representation or warranty made in writing by or on behalf of the Company or by any officer of the Company in this Agreement or in any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made; or

                  (f) (i) the Company or any Restricted Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Debt or beyond any period of grace provided with respect thereto, or (ii) the Company or any Restricted Subsidiary is in default in the performance of or compliance with any term of any evidence of any Debt or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Debt has become, or has been declared (or one or more Persons are entitled to declare such Debt to be), due and payable before its stated maturity or before its regularly scheduled dates of payment, or (iii) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Debt to convert such Debt into equity interests), (x) the Company or any Restricted Subsidiary has become obligated to purchase or repay Debt before its regular maturity or before its regularly scheduled dates of payment, or (y) one or more Persons have the right to require the Company or any Restricted Subsidiary so to purchase or repay such Debt; provided that the aggregate outstanding principal amount of all Debt referred to in clauses (i) through (iii), inclusive, is at least $10,000,000; or

                  (g) the Company or any Restricted Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

                  (h) a court or governmental authority of competent jurisdiction enters an order appointing, without consent by the Company or any of its Restricted Subsidiaries, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any of its Restricted Subsidiaries, or any such petition shall be filed against the Company or any of its Restricted Subsidiaries and such petition shall not be dismissed within 60 days; or

                  (i) a final judgment or judgments for the payment of money aggregating in excess of $3,000,000 are rendered against one or more of the Company and its Restricted Subsidiaries and which judgments are not, within 30 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 30 days after the expiration of such stay; or

                  (j) if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the aggregate "amount of unfunded benefit liabilities" (within the meaning of section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed $3,000,000, (iv) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, or (vi) the Company or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any Subsidiary thereunder; and any such event or events described in clauses (i) through (vi) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect.

As used in Section 11(j), the terms "EMPLOYEE BENEFIT PLAN" and "EMPLOYEE WELFARE BENEFIT PLAN" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

12.      REMEDIES ON DEFAULT, ETC.

12.1.    ACCELERATION.

                  (a) If an Event of Default with respect to the Company described in paragraph (g) or (h) of Section 11 (other than an Event of Default described in clause (i) of paragraph (g) or described in clause (vi) of paragraph (g) by virtue of the fact that such clause encompasses clause (i) of paragraph (g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

                  (b) If any other Event of Default has occurred and is continuing, any holder or holders of not less than 34% in principal amount of the Notes at the time outstanding may at any time at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

                  (c) If any Event of Default described in paragraph (a) or (b) of Section 11 has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.

                  Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (x) all accrued and unpaid interest thereon and (y) the Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

12.2.    OTHER REMEDIES.

                  If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

12.3.    RESCISSION.

                  At any time after any Notes have been declared due and payable pursuant to clause (b) or (c) of Section 12.1, the holders of not less than 76% in principal amount of the Notes then outstanding, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17, and (c) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

12.4.    NO WAIVERS OR ELECTION OF REMEDIES, EXPENSES, ETC.

                  No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 15, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys' fees, expenses and disbursements.

13.      REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

13.1.    REGISTRATION OF NOTES.

                  The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more

Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

13.2.      TRANSFER AND EXCHANGE OF NOTES.

                  Upon surrender of any Note at the principal executive office of the Company for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or his attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), the Company shall execute and deliver, at the Company's expense (except as provided below), one or more (as requested by the holder thereof) new Notes of the same Series in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of
Exhibit 1. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $500,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $500,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in Section 6.2.

13.3.      REPLACEMENT OF NOTES.

                  Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

                  (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least $100,000,000, such Person's own unsecured agreement of indemnity shall be deemed to be satisfactory), or

                  (b) in the case of mutilation, upon surrender and cancellation thereof,

the Company at its own expense shall execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated
Note if no interest shall have been paid thereon.

14.      PAYMENTS ON NOTES.

14.1.    PLACE OF PAYMENT.

                  Subject to Section 14.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in the State of California at the principal office of the Company in such jurisdiction. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

14.2.    HOME OFFICE PAYMENT.

                  So long as you or your nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, and interest by the method and at the address specified for such purpose below your name in Schedule A, or by such other method or at such other address as you shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, you shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 14.1. Prior to any sale or other disposition of any Note held by you or your nominee you will, at your election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 13.2. The Company will afford the benefits of this Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by you under this Agreement and that has made the same agreement relating to such Note as you have made in this Section 14.2.

15.      EXPENSES, ETC.

15.1.    TRANSACTION EXPENSES.

                  Whether or not the transactions contemplated hereby are consummated, the Company will pay all reasonable costs and expenses (including reasonable attorneys' fees of a special counsel and, if reasonably required, local or other counsel) incurred by you and each Other Purchaser or holder of a
Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement or the Notes (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the Notes, or by reason of being a holder of any Note, and (b) the costs and expenses, including financial advisors' fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes. The Company will pay, and will save you and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses if any, of brokers and finders (other than those retained by you).

15.2.    SURVIVAL.

                  The obligations of the Company under this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement or the Notes, and the termination of this Agreement.

16.      SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE
         AGREEMENT.

                  All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by you of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of you or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement shall be deemed representations and warranties of the Company under this Agreement. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between you and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

17.      AMENDMENT AND WAIVER.

17.1.    REQUIREMENTS.

                  This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders, except that (a) no amendment or waiver of any of the provisions of Section 1, 2, 3, 4, 5, 6 or 21 hereof, or any defined term (as it is used therein), will be effective as to you unless consented to by you in writing, and (b) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby, (i) subject to the provisions of Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest or of the Make-Whole Amount on, the Notes, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, or (iii) amend any of Sections 8, 11(a), 11(b), 12, 17 or 20.

17.2.     SOLICITATION OF HOLDERS OF NOTES.

                  (a) Solicitation. The Company will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 17 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

                  (b) Payment. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes or any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.

17.3.     BINDING EFFECT, ETC.

                  Any amendment or waiver consented to as provided in this
Section 17 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein, the term "THIS AGREEMENT" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

17.4.     NOTES HELD BY COMPANY, ETC.

                  Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

18.      NOTICES.

                  All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

                  (i) if to you or your nominee, to you or it at the address specified for such communications in Schedule A, or at such other address as you or it shall have specified to the Company in writing,

                  (ii) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing, or

                  (iii) if to the Company, to the Company at its address set forth at the beginning hereof to the attention of Paul R. Woodland, or at such other address as the Company shall have specified to the holder of each Note in writing.

Notices under this Section 18 will be deemed given only when actually received.

19.      REPRODUCTION OF DOCUMENTS.

                  This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by you at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to you, may be reproduced by you by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and you may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by you in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 19 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

20.      CONFIDENTIAL INFORMATION.

                  For the purposes of this Section 20, "CONFIDENTIAL INFORMATION" means information delivered to you by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by you as being confidential information of the Company or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to you prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by you or any person acting on your behalf, (c) otherwise becomes known to you other than through disclosure by the Company or any Subsidiary or (d) constitutes financial statements delivered to you under
Section 7.1 that are otherwise publicly available. You will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by you in good faith to protect confidential information of third parties delivered to you, provided that you may deliver or disclose Confidential Information to (i) your directors, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by your Notes), (ii) your financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this
Section 20, (iii) any other holder of any Note, (iv) any Institutional Investor to which you sell or offer to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section
20), (v) any Person from which you offer to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (vi) any federal or state regulatory authority having jurisdiction over you, (vii) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about your investment portfolio or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to you, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which you are a party or (z) if an Event of Default has occurred and is continuing, to the extent you may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under your Notes and this Agreement. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this Section 20.

21.      SUBSTITUTION OF PURCHASER.

                  You shall have the right to substitute any one of your Affiliates as the purchaser of the Notes that you have agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both you and such Affiliate, shall contain such Affiliate's agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, wherever the word "you" is used in this Agreement (other than in this Section 21), such word shall be deemed to refer to such Affiliate in lieu of you. In the event that such Affiliate is so substituted as a purchaser hereunder and such Affiliate thereafter transfers to you all of the Notes then held by such Affiliate, upon receipt by the Company of notice of such transfer, wherever the word "you" is used in this Agreement (other than in this Section 21), such word shall no longer be deemed to refer to such Affiliate, but shall refer to you, and you shall have all the rights of an original holder of the Notes under this Agreement.

22.      MISCELLANEOUS.

22.1.    SUCCESSORS AND ASSIGNS.

                  All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

22.2.    PAYMENTS DUE ON NON-BUSINESS DAYS.

                  Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or Make-whole Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.

22.3.    SEVERABILITY.

                  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

22.4.    CONSTRUCTION.

                  Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

22.5.    COUNTERPARTS.

                  This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

22.6.    GOVERNING LAW.

                  This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of California excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

                                    * * * * *

                  If you are in agreement with the foregoing, please sign the form of agreement on the accompanying counterpart of this Agreement and return it to the Company, whereupon the foregoing shall become a binding agreement between you and the Company.

                                  Very truly yours,

                                  DREYER'S GRAND ICE CREAM, INC.

                                  By: _______________________________
                                  Title: ____________________________

The foregoing is hereby
agreed to as of the
date thereof.

THE PRUDENTIAL INSURANCE
COMPANY OF AMERICA

By: ____________________
Title: _________________

PRUCO LIFE INSURANCE COMPANY

By: ____________________
Title: _________________

The foregoing is hereby
agreed to as of the
date thereof.

TRANSAMERICA LIFE INSURANCE
AND ANNUITY COMPANY

By: ____________________
Title: _________________

                                                                      SCHEDULE A

                       INFORMATION RELATING TO PURCHASERS

                                                    Principal Amount and Series
Name and Address of Purchaser                        of Notes to be Purchased
- -----------------------------                       ----------------------------

THE PRUDENTIAL INSURANCE COMPANY                   $13,350,000 of 7.68% Series A
OF AMERICA                                         Senior Notes Due 2002




(1) All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

         Account No. 050-54-526
         Morgan Guaranty Trust Company of New
         York
         23 Wall Street
         New York, New York 10015

         [ABA No.: 021-000-238]

         Each such wire transfer shall set forth the name of the Company, a reference to "7.68% Senior Notes due June 1, 2002, Security No. !INV 5397!", and the due date and application (as among principal, interest and Yield-Maintenance Amount) of the payment being made.

                                   Schedule A
                                        1

(2)      Address for all notices relating to
         payments:

         The Prudential Insurance Company of
         America
         c/o Prudential Capital Group
         Gateway Center Three
         100 Mulberry Street
         Newark, New Jersey 07102

         Attention: Manager, Investment
         Operations Group
         Telephone: (201) 802-5260
         Telecopy:  (201) 802-8055

(3) Address for all other communications and notices:

         The Prudential Insurance Company of
         America
         c/o Prudential Capital Group
         777 South Figueroa Street
         Suite 2950
         Los Angeles, California 90017

         Attention: Managing Director
         Telecopy: (213) 623-9764

(4)      Recipient of telephonic prepayment
         notices:

         Manager, Investment Structure and Pricing
         Telephone: (201) 802-6660
         Telecopy: (201) 802-9425
(5)      Tax Identification No.: 22-1211670

PRUCO LIFE INSURANCE COMPANY                 $1,650,000 of 7.68% Series A Senior
                                             Notes Due 2002

(1) All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

                                   Schedule A

         Account No. 000-55-455
         Morgan Guaranty Trust Company of New
         York
         23 Wall Street
         New York, New York 10015
         [ABA No.: 021-000-238]

         Each such wire transfer shall set forth the name of the Company, a reference to "7.68 Senior Note due June 1, 2002, Security No. !INV 5398!", and the due date and application (as among principal, interest, and Yield-Maintenance Amount) of the payment being made.

(2)      Address for all notices relating to
         payments:

         Pruco Life Insurance Company
         c/o Prudential Capital Group
         Gateway Center Three
         100 Mulberry Street
         Newark, New Jersey 07102

         Attention: Manager, Investment
         Operations Group
         Telephone: (201) 802-5280
         Telecopy:  (201) 802-8055

(3) Address for all other communications and notices:

         Pruco Life Insurance Company
         c/o Prudential Capital Group
         777 South Figueroa Street
         Suite 2850
         Los Angeles, California 90017

         Attention: Managing Director
         Telecopy: (213) 623-9764

                                   Schedule A

(4)      Recipient of telephonic prepayment
         notices:

         Manager, Investment Structure and Pricing
         Telephone: (201) 802-6660
         Telecopy: (201) 802-9425

(5)      Tax Identification No.: 22-1211670

THE PRUDENTIAL INSURANCE COMPANY                   $20,000,000 of 8.34% Series C
OF AMERICA                                         Senior Notes Due 2008



(1) All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

         Account No. 050-54-526
         Morgan Guaranty Trust Company of New
         York
         23 Wall Street
         New York, New York 10015
         [ABA No.: 021-000-238]

         Each such wire transfer shall set forth the name of the Company, a reference to "8.34% Senior Notes due June 1, 2008, Security No. !INV 5397!", and the due date and application (as among principal, interest and Yield-Maintenance Amount) of the payment being made.

(2)      Address for all notices relating to
         payments:

         The Prudential Insurance Company of
         America
         c/o Prudential Capital Group
         Gateway Center Three
         100 Mulberry Street
         Newark, New Jersey 07102


                                   Schedule A

         Attention: Manager, Investment
         Operations Group
         Telephone: (201) 802-5260
         Telecopy:  (201) 802-8055

(3) Address for all other communications and notices:

         The Prudential Insurance Company of
         America
         c/o Prudential Capital Group
         777 South Figueroa Street
         Suite 2950
         Los Angeles, California 90017

         Attention: Managing Director
         Telecopy: (213) 623-9764

(4)      Recipient of telephonic prepayment
         notices:

         Manager, Investment Structure and Pricing
         Telephone: (201) 802-6660
         Telecopy: (201) 802-9425

(5)      Tax Identification No.: 22-1211670

                                   Schedule A
                                        5

TRANSAMERICA LIFE INSURANCE
AND ANNUITY COMPANY                                $15,000,000 of 8.06% Series B
                                                   Senior Notes Due 2006

Wire Instructions for Principal and Interest Payments:

         Federal Reserve Bank of Boston
         Boston Safe Deposit & Trust
         Boston, MA
         ABA      011001234
         ACCTS:   12-526-1
         FFC:     Cost Center 1253

                  Transamerica Life Insurance and Annuity Company - FLEX Account No. TRAF 1506102
                  Ref:  Cusip and Description

TAX ID 95-6140222

Physical Delivery Instructions:

         Mellon Securities Trust Co.
         120 Broadway Street
         13th Floor
         New York, NY  10271
         Attn:    Tony Bello
                  Transamerica Life Insurance and Annuity Company - FLEX Account No. TRAF 1506102
                  Ref:  Cusip and Description

All Account Statements to:

         Transamerica Life Companies
         P.O. Box 2101 - Securities Accounting
         Los Angeles, CA 90051-0101

For Additional Information, please contact:

                                   Schedule A

Joseph Carona          Transamerica Securities Accounting        (213) 742-4818
Charlene Barone        Transamerica Investment Services, Inc.    (213) 742-4040
Justin Maser           Mellon Securities Trust Co                (412) 234-0079

                                   Schedule A

                                                                      SCHEDULE B



                                  DEFINED TERMS

         As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

         "AFFILIATE" means, at any time, and with respect to any Person, (a) any other Person (other than a Restricted Subsidiary) that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and (b) any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interests of the Company or any Subsidiary or any corporation of which the Company and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 10% or more of any class of voting or equity interests. As used in this definition, "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an "Affiliate" is a reference to an Affiliate of the Company.

         "BUSINESS DAY" means (a) for the purposes of Section 8.6 only, any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed, and (b) for the purposes of any other provision of this Agreement, any day other than a Saturday, a Sunday or a day on which commercial banks in Los Angeles, California or New York, New York are required or authorized to be closed.

         "CAPITAL LEASE" means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

         "CAPITALIZED LEASE OBLIGATIONS" means, with respect to any Person, the amount required to be reflected as a liability in respect of Capital Leases on a balance sheet of such Person as prepared in accordance with GAAP.

         "CLOSING" is defined in Section 3.




                                   Schedule B

         "CODE" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

         "COMPANY" means Dreyer's Grand Ice Cream, Inc., a Delaware corporation.

         "CONFIDENTIAL INFORMATION" is defined in Section 20.

         "CONSOLIDATED ASSETS" means the total assets of the Company and its Restricted Subsidiaries which would be shown as assets on a consolidated balance sheet of the Company and its Restricted Subsidiaries prepared in accordance with GAAP, after eliminating all amounts properly attributable to minority interests, if any, in the equity of Restricted Subsidiaries.

         "CONSOLIDATED FUNDED DEBT" means Funded Debt of the Company and its Restricted Subsidiaries, on a consolidated basis as determined in accordance with GAAP.

         "CONSOLIDATED INCOME AVAILABLE FOR FIXED CHARGES" means, with reference to any period, the sum of (i) Consolidated Net Income, (ii) income tax expense,
(iii) depreciation expense and amortization of non-cash charges, and (iv) Fixed Charges, in each case for such period (taken as a cumulative whole), of the Company and its Restricted Subsidiaries on a consolidated basis as determined in accordance with GAAP.

         "CONSOLIDATED NET INCOME" means, with reference to any period, the consolidated net income of the Company and its Restricted Subsidiaries for such period (taken as a cumulative whole), as determined in accordance with GAAP, after excluding the sum of (i) any net loss or any undistributed net income of any Person other than a Restricted Subsidiary in which the Company or a Restricted Subsidiary has an ownership interest; (ii) any net loss or any undistributed net income of any Subsidiary prior to the date it became a Restricted Subsidiary; (iii) any gain or net loss (net of any tax effect) resulting from the sale of any capital assets other than in the ordinary course of business; (iv) extraordinary, unusual, or nonrecurring gains or losses; (v) gains resulting from the write-up of assets; and (vi) any earnings of any Restricted Subsidiary unavailable for payment to the Company.





                                   Schedule B

         "CONSOLIDATED NET WORTH" means, at any time, without duplication, the consolidated stockholders' equity of the Company and its Restricted Subsidiaries, as determined in accordance with GAAP, plus the Stated Value of the Company's Series B Preferred Stock in existence at Closing and any Series A Preferred Stock into which such existing Series B Preferred Stock may be converted, less the amount of Restricted Investments of the Company and its Restricted Subsidiaries in excess of 15% of consolidated stockholders' equity of the Company and its Restricted Subsidiaries.

         "CURRENT DEBT" means, without duplication, Debt other than Funded Debt.

         "DEBT" means, with respect to any Person at any time, without duplication, the sum of (i) indebtedness of such Person for borrowed money, (ii) Capitalized Lease Obligations of such Person, (iii) indebtedness secured by a Lien on property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities), (iv) liabilities of such Person with respect to the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or title retention agreement with respect to any property), (v) redemption obligations with respect to the Redemption Price of mandatorily redeemable Preferred Stock of such Person (other than Series B Preferred Stock in existence at Closing and any Series A Preferred Stock into which such existing Series B Preferred Stock may be converted), (vi) if such Person is a Restricted Subsidiary, its Preferred Stock and (vii) Guaranties of such Person.

         "DEBT PREPAYMENT APPLICATION" means, with respect to any Transfer of property, the application by the Company or its Restricted Subsidiaries of cash in an amount equal to the Net Proceeds Amount with respect to such Transfer to pay Senior Debt of the Company (other than Senior Debt owing to any of its Subsidiaries or any Affiliate and Senior Debt in respect of any revolving credit or similar credit facility providing the Company with the right to obtain loans or other extensions of credit from time to time, except to the extent that in connection with such payment of Senior Debt the availability of credit under such credit facility is permanently reduced by an amount not less than the amount of such proceeds applied to the payment of such Senior Debt); provided that in the course of making such application the Company shall prepay each outstanding Note in accordance with Section 8.2 in a principal amount which equals the Ratable Portion for such Note. As used in this definition, "RATABLE PORTION" for any Note means an






                                   Schedule B
amount equal to the product of (x) the Net Proceeds Amount being so applied to the payment of Senior Debt multiplied by (y) a fraction the numerator of which is the outstanding principal amount of such Note and the denominator of which is the aggregate principal amount of Senior Debt of the Company.

         "DEFAULT" means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

         "DEFAULT RATE" means that rate of interest that is the greater of (i) 1% per annum above the rate of interest stated in clause (a) of the first paragraph of the Notes or (ii) 1% over the rate of interest publicly announced by Morgan Guaranty Trust Company of New York in New York, New York as its "base" or "prime" rate.

         "DISPOSITION VALUE" means, at any time, with respect to any property

                  (a) in the case of property that does not constitute Subsidiary Stock, the greater of the Fair Market Value or the book value thereof, valued at the time of such disposition in good faith by the Company, and

                  (b) in the case of property that constitutes Subsidiary Stock, an amount equal to that percentage of the greater of the Fair Market Value or the book value of the assets of the Subsidiary that issued such stock as is equal to the percentage that the greater of the Fair Market Value or the book value of such Subsidiary Stock represents of the greater of the Fair Market Value or the book value of all of the outstanding capital stock of such Subsidiary (assuming, in making such calculations, that all Securities convertible into such capital stock are so converted and giving full effect to all transactions that would occur or be required in connection with such conversion) determined at the time of the disposition thereof, in good faith by the Company.

         "ENVIRONMENTAL LAWS" means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but





                                   Schedule B
not limited to those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

         "ERISA AFFILIATE" means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under section 414 of the Code.

         "EVENT OF DEFAULT" is defined in Section 11.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         "EXCLUDED TRANSFER" is defined in Section 10.7(a)(iii).

         "FAIR MARKET VALUE" means, at any time and with respect to any property, the sale value of such property that would be realized in an arm's-length sale at such time between an informed and willing buyer and an informed and willing seller (neither being under a compulsion to buy or sell).

         "FIXED CHARGES" means, with reference to any period, the sum of (i) interest expense and (ii) current operating lease expense, of the Company and its Restricted Subsidiaries on a consolidated basis, as determined in accordance with GAAP.

         "FUNDED DEBT" means all Debt having an original final maturity of more than one year from the date of creation thereof, or which is directly or indirectly renewable or extendable at the option of the obligor in respect thereof to a date one year or more (including, without limitation, an option of such obligor under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of one year or more) from, the date of creation thereof, including all payments thereof required to be made within one year.





                                   Schedule B

         "GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America.

         "GOVERNMENTAL AUTHORITY" means

                  (a) the government of

                           (i) the United States of America or any State or
                  other political subdivision thereof, or

                           (ii) any jurisdiction in which the Company or any
                  Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or

                  (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

         "GUARANTY" means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:

                  (a) to purchase such indebtedness or obligation or any property constituting security therefor;

                  (b) to advance or supply funds (i) for the purchase or payment of such indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation;




                                   Schedule B

                  (c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other Person to make payment of the indebtedness or obligation; or

                  (d) otherwise to assure the owner of such indebtedness or obligation against loss in respect thereof.

In any computation of the indebtedness or other liabilities of the obligor under any Guaranty, the indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

         "HAZARDOUS MATERIAL" means any and all pollutants, toxic or hazardous wastes or any other substances that might pose a hazard to health or safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage, or filtration of which is or shall be restricted, prohibited or penalized by any applicable law (including, without limitation, asbestos, urea formaldehyde foam insulation and polycholorinated biphenyls).

         "HOLDER" means, with respect to any Note, the Person in whose name such
Note is registered in the register maintained by the Company pursuant to Section 13.1.

         "INSTITUTIONAL INVESTOR" means (a) any original purchaser of a Note,
(b) any holder of a Note holding more than 5% of the aggregate principal amount of the Notes then outstanding, and (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form.

         "INVESTMENT" means any investment made in cash or by delivery of property, by the Company or any of its Restricted Subsidiaries (i) in any Person, whether by acquisition of stock, indebtedness or other obligation or Securities, or by loan, advance, capital contribution or otherwise, or (ii) in property.




                                   Schedule B

         "LIEN" means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

         "MAKE-WHOLE AMOUNT" is defined in Section 8.6.

         "MATERIAL" means material in relation to the business, operations, affairs, financial condition, assets, properties, or prospects of the Company and its Restricted Subsidiaries taken as a whole.

         "MATERIAL ADVERSE EFFECT" means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Company and its Restricted Subsidiaries taken as a whole, or (b) the ability of the Company to perform its obligations under this Agreement and the Notes, or
(c) the validity or enforceability of this Agreement or the Notes.

         "MEMORANDUM" is defined in Section 5.3.

         "MULTIEMPLOYER PLAN" means any Plan that is a "multiemployer plan" (as such term is defined in section 4001(a)(3) of ERISA).

         "NATIONAL RATING AGENCY" means each of Moody's Investors Service, Inc., Standard & Poor's Ratings Group, a division of McGraw Hill, Inc., and Duff & Phelps Credit Rating Co.

         "NET PROCEEDS AMOUNT" means, with respect to any Transfer of any property by any Person, an amount equal to

                  (a) the aggregate amount of the consideration (valued at the Fair Market Value of such consideration at the time of the consummation of such Transfer) received by such Person in respect of such Transfer, minus




                                   Schedule B

                  (b) all ordinary and reasonable out-of-pocket costs and expenses actually incurred by such Person in connection with such Transfer.

         "NOTES" is defined in Section 1.

         "OFFICER'S CERTIFICATE" means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

         "OTHER AGREEMENTS" is defined in Section 2.

         "OTHER PURCHASERS" is defined in Section 2.

         "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

         "PERSON" means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

         "PLAN" means an "employee benefit plan" (as defined in section 3(3) of ERISA) that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

         "PREFERRED STOCK" means any class of capital stock of a corporation that is preferred over any other class of capital stock of such corporation as to the payment of dividends or the payment of any amount upon liquidation or dissolution of such corporation.

         "PROPERTY" or "PROPERTIES" means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.






                                   Schedule B

         "PROPERTY REINVESTMENT APPLICATION" means, with respect to any Transfer of property, the satisfaction of each of the following conditions:

                  (a) an amount equal to the Net Proceeds Amount with respect to such Transfer shall have been applied to the acquisition by the Company, or any of its Restricted Subsidiaries making such Transfer, of property that upon such acquisition is unencumbered by any Lien (other than Liens described in subparagraphs (a) through (d), inclusive, of
         Section 10.3) and that constitutes property that is (x) property classifiable under GAAP as non-current, and (y) to be used in the ordinary course of business of the Company and its Restricted Subsidiaries, and

                  (b) the Company shall have delivered a certificate of a Responsible Officer of the Company to each holder of a Note referring to Section 10.7(b)(ii) and identifying the property that was the subject of such Transfer, the Disposition Value of such property, and the nature, terms, amount and application of the proceeds from the Transfer.

         "QPAM EXEMPTION" means Prohibited Transaction Class Exemption 84-14 issued by the United States Department of Labor.

         "REDEMPTION PRICE" means, at any time, with respect to any Preferred Stock, the greater of (a) the amount payable by the issuer of such Preferred Stock upon redemption of such Preferred Stock and (b) the amount payable with respect to such Preferred Stock upon liquidation of the issuer thereof.

         "REQUIRED HOLDERS" means, at any time, the holders of at least 51% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates).

         "RESPONSIBLE OFFICER" means any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this agreement.

         "RESTRICTED INVESTMENTS" means all Investments except (i) Investments in property to be used in the ordinary course of business; (ii) Investments in Restricted Subsidiaries; (iii)

                                   Schedule B

Investments in obligations, maturing within three years, issued by or guaranteed by the United States of America or an agency thereof, (iv) Investments in municipal securities, maturing within three years, which are rated in one of the top two rating classifications by at least one National Rating Agency; (v) Investments in certificates of deposit or banker's acceptances issued by Bank of America N.T. & S.A. or other commercial bank, which are rated in one of the top two rating classifications by at least one National Rating Agency; (vi) Investments consisting of repurchase arrangements with banks meeting the requirements of clause (v) of this definition; (vii) Investments in commercial paper, maturing within 270 days, rated in one of the top two rating classifications by at least one National Rating Agency; (viii) Investments in money market instrument programs which have a policy of maintaining net asset value of at least $1.00 and are classified as current assets in accordance with GAAP; (ix) loans or advances in the ordinary course of business to officers, directors and employees for expenses incidental to carrying on the business of the Company or any Restricted Subsidiary (x) and other Investments existing as of the date of this Agreement and listed on Schedule C hereof.

         "RESTRICTED SUBSIDIARY" means any Subsidiary of the Company or of any of its Wholly-Owned Restricted Subsidiaries which is not designated as an Unrestricted Subsidiary. The Board of Directors of the Company may designate, in a notice to the holders of the Notes, any Unrestricted Subsidiary a Restricted Subsidiary; provided that no such designation of an Unrestricted Subsidiary shall be effective unless immediately after such event there shall exist no condition or event which would constitute a Default or an Event of Default including, without limitation, under Section 10.4; provided, further, that no Unrestricted Subsidiary which was previously a Restricted Subsidiary may be designated a Restricted Subsidiary.

         "SALE-AND-LEASEBACK TRANSACTION" means a transaction or series of transactions pursuant to which the Company or any Restricted Subsidiary shall sell or transfer to any Person (other than the Company or a Restricted Subsidiary) any property, whether now owned or hereafter acquired, and, as part of the same transaction or series of transactions, the Company or any Restricted Subsidiary shall rent or lease as lessee, or similarly acquire the right to possession or use of, such property or one or more properties which it intends to use for the same purpose or purposes as such property.

         "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time.




                                   Schedule B

         "SECURITY" has the meaning set forth in Section 2(1) of the Securities Act.

         "SENIOR FINANCIAL OFFICER" means the chief financial officer, principal accounting officer, treasurer or comptroller of the Company.

         "SENIOR DEBT" means Debt of the Company other than Debt that is in any manner subordinated in right of payment or security in any respect to the Debt evidenced by the Notes.

         "SERIES A PREFERRED STOCK" means the Company's Series A Convertible Preferred Stock.

         "SERIES B PREFERRED STOCK" means the Company's Series B Convertible Preferred Stock.

         "STATED VALUE" means, at any time with respect to any Preferred Stock, the stated or liquidation value of such Preferred Stock without giving effect to accrued dividends.

         "SUBSIDIARY" means, as to any Person, any corporation, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries (unless such partnership can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a "Subsidiary" is a reference to a Subsidiary of the Company.

         "SUBSIDIARY STOCK" means, with respect to any Person, the stock or other equity interest (or any options or warrants to purchase stock, equity interests or other Securities exchangeable for or convertible into stock or equity interests) of any Subsidiary of such Person, and if such Person is a Restricted Subsidiary, the capital stock or equity interests of such Person.




                                   Schedule B

         "TOTAL CAPITALIZATION" means the sum of (i) Consolidated Funded Debt plus, without duplication, Funded Debt of the Company owed to Restricted Subsidiaries, and (ii) Consolidated Net Worth.

         "TRANSFER" means, with respect to any Person, any transaction in which such Person sells, conveys, transfers or leases (as lessor) (other than pursuant to any operating lease entered into in the ordinary course of business on an arms' length basis having a term not exceeding five years, and which is not extendable or renewable beyond five years from the date thereof) any of its property, including, without limitation, Subsidiary Stock. For purposes of determining the application of the Net Proceeds Amount in respect of any Transfer, the Company may designate any Transfer as one or more separate Transfers each yielding a separate Net Proceeds Amount. In any such case, the Disposition Value of any property subject to each such separate Transfer shall be determined by ratably allocating the aggregate Disposition Value of all property subject to all such separate Transfers to each such separate Transfer on a proportionate basis.

         "UNRESTRICTED SUBSIDIARY" means any Subsidiary which has been designated, in a notice to the holders of the Notes, by the Board of Directors of the Company as an Unrestricted Subsidiary, provided that (i) no such designation of a Subsidiary shall be effective unless immediately after such designation there shall exist no condition or event which would constitute an Event of Default, (ii) such designation is permitted by Section 10.7 and such designation is treated as a Transfer under Section 10.7, and (iii) such Subsidiary shall not own any stock, other equity interest or Debt of the Company or any of the Restricted Subsidiaries.

         "WHOLLY-OWNED RESTRICTED SUBSIDIARY" means, at any time, any Restricted Subsidiary one hundred percent (100%) of all of the equity interests (except directors' qualifying shares) and voting interests of which are owned by any one or more of the Company and the Company's other Wholly-Owned Restricted Subsidiaries at such time.


                                   Schedule B

                                                                      SCHEDULE C


                              EXISTING INVESTMENTS








                                   Schedule C

                                   SCHEDULE C

                              EXISTING INVESTMENTS

1. Promissory Note of Don Redican Distributing, Inc. dated December 15, 1993 in the principal amount of $70,436.35 payable to Dreyer's Grand Ice Cream, Inc.

2. Promissory Note of Don Redican Distributing, Inc. dated March 5, 1994 in the principal amount of $21,657.05 payable to Dreyer's Grand Ice Cream, Inc.

3. Promissory Note of Don Redican Distributing, Inc. dated May 3, 1994 in the principal amount of $4,203.30 payable to Dreyer's Grand Ice Cream, Inc.

4. Promissory Note of Don Redican Distributing, Inc. dated December 15, 1993 in the principal amount of $22,005.20 payable to Dreyer's Grand Ice Cream, Inc.

5. Promissory Note of Joseph Saker dated July 17, 1995 in the principal amount of $317,491.44 payable to Dreyer's Grand Ice Cream, Inc.

6. Promissory Note of Sunbelt Distributors, Inc. dated November 30, 1994 in the principal amount of $1,999,998.31, plus accrued interest, payable to Dreyer's Grand Ice Cream, Inc.

7. An aggregate of $500,000 was paid for the option to purchase outstanding stock of Sunbelt Distributors, Inc.

8. Promissory Note of Rutledge Distribution, Inc. dated July 21, 1994 in the principal amount of $328,745.88 payable to Dreyer's Grand Ice Cream, Inc.

9. Promissory Note of the Yadon Family Partnership in the principal amount of $460,000 payable to Dreyer's Grand Ice Cream, Inc.

10. Promissory Note of David and Ann Kottler dated November 28, 1986 in the principal amount of $350,000 payable to National City Bank ("NCB"), which was assigned to Edy's Grand Ice Cream on January 4, 1995 upon payment to NCB of $26,575.85.

11. Promissory Note of Sunbelt Distributors, Inc. dated March 31, 1995 in the principal amount of $1,999,998.56, plus accrued interest, payable to Dreyer's Grand Ice Cream, Inc.

12. Promissory Note of Seward's Ice Cream Distributors, Inc. dated November 2, 1995 in the principal amount of $792,528.91 payable to Edy's Grand Ice Cream.

13. Dreyer's Grand Ice Cream, Inc. and Starbucks Holding Company entered into a Joint Venture and Partnership Agreement dated as of October 31, 1995, in which the Company, as a general partner of Starbucks Ice Cream Partnership, made an initial capital contribution in the sum of $250,000 to the Partnership. The Company also has provided a working capital loan to the Partnership in the principal amount of $300,000 and is obligated to provide additional loans to the Partnership in the aggregate amount of $200,000.

14. Dreyer's Grand Ice Cream, Inc. has a 35% ownership interest in Yadon Enterprises, Inc., dba Rainbo Distribution Company, a California corporation.

15. Dreyer's Grand Ice Cream, Inc. has a 50% ownership interest in DSD Partnership, a California general partnership.

16. Secured Promissory Note of James R. Hackett and Hackett Distribution, Inc. dated March 31, 1996 in the principal amount of $50,000 payable to Edy's Grand Ice Cream.

17. Promissory Note of James R. Hackett and Hackett Distribution, Inc. dated March 31, 1996 in the principal amount of $190,334 payable to Edy's Grand Ice Cream.

18. Loans to employees pursuant to the Company's Employee Secured Stock Purchase Plan in the aggregate principal amount of $1,216,730.

19. Promissory Notes of Don Redican Distributing, Inc. in the aggregate principal amount of $144,779 payable to M-K-D Distributors, Inc.

                                  SCHEDULE 5.4

                           SUBSIDIARIES OF THE COMPANY
                        AND OWNERSHIP OF SUBSIDIARY STOCK

Subsidiaries

Dreyer's International, Inc. [FSC], a US Virgin Islands corporation
         Dreyer's Grand Ice Cream, Inc. owns 100%

Edy's Grand Ice Cream, a California corporation
         Dreyer's Grand Ice Cream, Inc. owns 100%

Edy's of Illinois, Inc., an Illinois corporation
         Edy's Grand Ice Cream owns 100%

Grand Soft Capital Company, a California corporation
         Dreyer's Grand Ice Cream, Inc. owns 100%

Grand Soft Equipment Company, a Kentucky corporation
         Dreyer's Grand Ice Cream, Inc. owns 100%

M-K-D Distributors, Inc., a Texas corporation
         Dreyer's Grand Ice Cream, Inc. owns 100%

Portofino Company, a California corporation
         Dreyer's Grand Ice Cream, Inc. owns 100%

Snelgrove Ice Cream, Inc., a Utah corporation
         M-K-D Distributors, Inc. owns 100%

                                  SCHEDULE 5.4
                                   (CONTINUED)

                           SENIOR OFFICERS & DIRECTORS
                        OF DREYER'S GRAND ICE CREAM, INC.

T. Gary Rogers                -        Chairman of the Board, Chief Executive
                                       Officer and Director

William F. Cronk, III         -        President and Director

Paul R. Woodland              -        Vice President - Finance &
                                       Administration, Chief Financial
                                       Officer and Assistant Secretary

Thomas M. Delaplane           -        Vice President - Sales

William Oldenburg             -        Vice President - Operations

J. Tyler Johnston             -        Vice President - New Business

William C. Collett            -        Treasurer

Edmund R. Manwell             -        Secretary and Director

Merril M. Halpern             -        Director

Jerome L. Katz                -        Director

John W. Larson                -        Director

Jack O. Peiffer               -        Director

Anthony J. Martino            -        Director

Timm F. Crull                 -        Director

                                  SCHEDULE 5.5

                              FINANCIAL STATEMENTS

1. The audited consolidated financial statements of the Company and its Subsidiaries and the financial statement schedules listed in Item 14(a)(1) and Item 14(a)(2) of the Company's Form 10-K for the fiscal years ended December 25, 1993, December 31, 1994 and December 30, 1995.

2. The unaudited consolidated financial statements of the Company and its Subsidiaries for the quarters ended April 1, 1995, July 1, 1995, September 30, 1995 and March 30, 1996 contained in the Company's Form 10-Q for the quarters ended April 1, 1995, July 1, 1995, September 30, 1995 and March 30, 1996, respectively.

                                  SCHEDULE 5.14

                                 USE OF PROCEEDS

         The Company will apply the proceeds of the sale of the Notes to repay existing Debt and for general corporate purposes.

                                  SCHEDULE 5.15

                                  EXISTING DEBT

1. City of Fort Wayne, Indiana and Edy's Grand Ice Cream Loan Agreement, dated as of September 1, 1985. The outstanding balance as of March 30, 1996 was $4,500,000.

2. Dreyer's Grand Ice Cream, Inc. $25,000,000, 9.30% Senior Notes due March 15, 2001. The outstanding balance as of March 30, 1996 was $17,800,000.

3. Credit Agreement among Dreyer's Grand Ice Cream, Inc., Bank of America National Trust and Savings Association, as agent and as a Bank, ABN AMRO Bank N.V., as Co-agent and the other financial institutions party to this Agreement, dated as of December 22, 1995 (as amended). The outstanding balance as of March 30, 1996 was $104,000,000.

4. Participation Agreement dated as of March 29, 1996, among the Lessees identified therein, BA Leasing & Capital Corporation, not individually, but solely in its capacity as Agent for the Participants from time to time under the Participation Agreement, as Lessor, and the several Participants listed therein. The outstanding balance as of March 30, 1996 was $26,000,000.

5.       M-K-D Distributors, Inc. outstanding debt consisting of the following:

         a. Note payable to West One Bank of Washington, payable in monthly installments of $16,667 plus interest at 7.81% per annum (renegotiated to 6.77% as of February 20, 1996). Balance due June 2000, secured by equipment. The outstanding balance as of March 30, 1996 was $866,664. [This outstanding amount has been subsequently paid off, as of May 31, 1996.]

         b. Note payable to West One Bank of Washington, payable in monthly installments of $17,335 plus interest at 7.80% per annum (renegotiated to 6.77% as of February 20, 1996). Balance due June 2000, secured by equipment. The outstanding balance as of March 30, 1996 was $902,470. [This outstanding amount has been subsequently paid off, as of May 31, 1996.]

         c. Note payable to Snelgrove Securities, payable in annual installments of $27,000, plus interest at 8.00% per annum. Balance due June 1999, secured by property and building. The outstanding balance as of March 30, 1996 is $108,000.

6. General Continuing Guaranty of Dreyer's Grand Ice Cream, Inc. dated February 10, 1994 in favor of West One Bank, Idaho (guaranteeing the obligations of Don Redican Distributing, Inc. in the principal amount of $50,573).

7. General Continuing Guaranty of Dreyer's Grand Ice Cream, Inc. dated April 6, 1994 in favor of Seattle First National Bank (guaranteeing obligations of Williams Inland Distributors, Inc. in the aggregate principal amount of $850,000).

8. Guaranty by Dreyer's Grand Ice Cream, Inc. of certain loans of employees in connection with their relocation in the aggregate principal amount of $ 175,000 as of March 30, 1996.

9. Earnout payments to the former shareholders of Grand Soft Equipment Company, a Kentucky corporation (formerly known as Polar Express Systems International, Inc.), which are based on sales of certain ice cream dispensing equipment. The total earnout payments made in fiscal year 1995 was $666,666.68.

10. Guaranty by M-K-D Distributors, Inc., a Texas corporation, of loans from West One Bank, Idaho to Don Redican Distributing, Inc. in the principal amount of $50,573.

                                  SCHEDULE 10.3

                                 EXISTING LIENS

1. Security Agreement dated as of September 1, 1985 between Edy's Grand Ice Cream ("Edy's") and Security Pacific National Bank ("Security Pacific") pursuant to which Edy's granted Security Pacific a lien on certain fixtures and equipment located at Edy's City of Fort Wayne, Indiana facility to secure Edy's obligations to Security Pacific under a Letter of Credit Agreement dated September 1, 1985 ("Letter of Credit Agreement") relating to the $9,000,000 City of Fort Wayne, Indiana Industrial Revenue Bonds (Edy's Grand Ice Cream) 1985 Series (the "Bonds").

2. Mortgage in favor of Security Pacific dated August 22, 1985 on Edy's City of Fort Wayne, Indiana real property given to secure Edy's obligations to Security Pacific referred to in paragraph 1 above.

3. Pledge and Security Agreement in favor of Security Pacific dated as of September 1, 1985, pursuant to which Edy's has pledged to Security Pacific all of its right, title and interest in and to the Bonds to be delivered to Security Pacific or to the Tender Agent in connection with drawings under the Letter of Credit Agreement to secure Edy's obligations under the Letter of Credit Agreement.

4. Those liens set forth in Exhibit A to this Schedule attached hereto and incorporated herein by reference.

                                                                     EXHIBIT 1-A



                 [FORM OF 7.68% SERIES A SENIOR NOTES DUE 2002]

                         DREYER'S GRAND ICE CREAM, INC.

                7.68% SERIES A SENIOR NOTE DUE [_________], 2002

No. [_____]                                                               [Date]
$[_______]                                                   PPN[______________]

         FOR VALUE RECEIVED, the undersigned, DREYER'S GRAND ICE CREAM, INC. (herein called the "Company"), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to [______], or registered assigns, the principal sum of [_____________] DOLLARS on [_____________], 2002,
with interest (computed on the basis of a 360-day year of twelve 30-day months)
(a) on the unpaid balance thereof at the rate of 7.68% per annum from the date hereof, payable semiannually, on the [___] day of [__________] and [_________] in each year, commencing with the [_________] or [_________] next succeeding the date hereof, until the principal hereof shall have become due and payable, and
(b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the Note Purchase Agreements referred to below), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 8.68% or (ii) 1% over the rate of interest publicly announced by Morgan Guaranty Trust Company from time to time in New York, New York as its "base" or "prime" rate.

         Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America in the State of California at the principal office of the Company in such jurisdiction or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreements referred to below.

         This Note is one of a series of Senior Notes (herein called the "Notes") issued pursuant to separate Note Purchase Agreements, dated as of [_______], 1996 (as from time to time amended, the "Note Purchase Agreements"), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by


                                   Exhibit 1-A
its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreements and (ii) to have made the representation set forth in Section 6.2 of the Note Purchase Agreements.

         This Note is a registered Note and, as provided in the Note Purchase Agreements, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this
Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

         The Company will make required prepayments of principal on the dates and in the amounts specified in the Note Purchase Agreements. This Note is also subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreements, but not otherwise.

         If an Event of Default, as defined in the Note Purchase Agreements, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreements.

         This Note shall be construed and enforced in accordance with the law of the State of California excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

                                             DREYER'S GRAND ICE CREAM, INC.

                                             By_________________________
                                               [Title]




                                   Exhibit 1-A

                                                                     EXHIBIT 1-B

                 [FORM OF 8.06% SERIES B SENIOR NOTES DUE 2006]

                         DREYER'S GRAND ICE CREAM, INC.

                8.06% SERIES B SENIOR NOTE DUE [_________], 2006

No. [_____]                                                               [Date]
$[_______]                                                   PPN[______________]

         FOR VALUE RECEIVED, the undersigned, DREYER'S GRAND ICE CREAM, INC. (herein called the "Company"), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to [__________], or registered assigns, the principal sum of [__________] DOLLARS on [__________], 2006, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 8.06% per annum from the date hereof, payable semiannually, on the [___] day of [__________] and [_________] in each year, commencing with the [_________] or [_________] next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the Note Purchase Agreements referred to below), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 9.06% or (ii) 1% over the rate of interest publicly announced by Morgan Guaranty Trust Company from time to time in New York, New York as its "base" or "prime" rate.

         Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America in the State of California at the principal office of the Company in such jurisdiction or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreements referred to below.

         This Note is one of a series of Senior Notes (herein called the "Notes") issued pursuant to separate Note Purchase Agreements, dated as of [_______], 1996 (as from time to time amended, the "Note Purchase Agreements"), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by




                                   Exhibit 1-B
its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreements and (ii) to have made the representation set forth in Section 6.2 of the Note Purchase Agreements.

         This Note is a registered Note and, as provided in the Note Purchase Agreements, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this
Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

         The Company will make required prepayments of principal on the dates and in the amounts specified in the Note Purchase Agreements. This Note is also subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreements, but not otherwise.

         If an Event of Default, as defined in the Note Purchase Agreements, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreements.

         This Note shall be construed and enforced in accordance with the law of the State of California excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

                                           DREYER'S GRAND ICE CREAM, INC.

                                           By_________________________
                                              [Title]





                                   Exhibit 1-B

                                                                     EXHIBIT 1-C



                 [FORM OF 8.34% SERIES C SENIOR NOTES DUE 2008]

                         DREYER'S GRAND ICE CREAM, INC.

                8.34% SERIES C SENIOR NOTE DUE [_________], 2008

No. [_____]                                                               [Date]
$[_______]                                                   PPN[______________]

         FOR VALUE RECEIVED, the undersigned, DREYER'S GRAND ICE CREAM, INC. (herein called the "Company"), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to [__________], or registered assigns, the principal sum of [__________] DOLLARS on [__________], 2008, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 8.34% per annum from the date hereof, payable semiannually, on the [___] day of [__________] and [_________] in each year, commencing with the [_________] or [_________] next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the Note Purchase Agreements referred to below), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 9.34% or (ii) 1% over the rate of interest publicly announced by Morgan Guaranty Trust Company from time to time in New York, New York as its "base" or "prime" rate.

         Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America in the State of California at the principal office of the Company in such jurisdiction or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreements referred to below.

         This Note is one of a series of Senior Notes (herein called the "Notes") issued pursuant to separate Note Purchase Agreements, dated as of [_______], 1996 (as from time to time amended, the "Note Purchase Agreements"), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by

                                   Exhibit 1-C
its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreements and (ii) to have made the representation set forth in Section 6.2 of the Note Purchase Agreements.

         This Note is a registered Note and, as provided in the Note Purchase Agreements, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this
Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

         The Company will make required prepayments of principal on the dates and in the amounts specified in the Note Purchase Agreements. This Note is also subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreements, but not otherwise.

         If an Event of Default, as defined in the Note Purchase Agreements, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreements.

         This Note shall be construed and enforced in accordance with the law of the State of California excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

                                   DREYER'S GRAND ICE CREAM, INC.

                                   By_________________________
                                      [Title]




                                   Exhibit 1-C

                                        2